UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2004

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2004, The Williams Companies, Inc. ("Williams") entered into a Supplemental Remarketing Agreement, dated as of November 4, 2004 (the "Agreement"), by and among Williams, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent, and JPMorgan Chase Bank, as Purchase Contract Agent and attorney-in-fact for the holders of purchase contracts. The Agreement was entered into in connection with the remarketing of, and the reset of the interest rate on, Williams' 6.50% Senior Notes due 2007 (the "Notes"), originally issued as components of its Income PACS.

Pursuant to the Agreement, the Remarketing Agent will use its reasonable efforts to remarket on November 10, 2004 the Notes at an aggregate price equal to approximately 100.5%, but not less than 100.0%, of the sum of (a) the purchase price of a specified portfolio of U.S. Treasury securities and (b) the price per Senior Note for the Notes held separately from Income PACS, if any, whose holders elect to par ticipate in this remarketing equal to the per Senior Note price established in (a) above (the aggregate of the per Senior Note prices in (b), the "Separate Notes Purchase Price"). The Remarketing Agent will receive a remarketing fee that equals the lesser of (1) 25 basis points (0.25%) of the purchase price for the Treasury portfolio plus the Separate Notes Purchase Price or (2) the amount of the proceeds, if any, in excess of the purchase price for the Treasury portfolio plus the Separate Notes Purchase Price. Any proceeds from the remarketing of Notes that are components of Income PACS remaining after deducting the purchase price for the Treasury portfolio and the remarketing fee with respect to such Notes will be remitted to the Purchase Contract Agent for payment to the holders of Income PACS, and any proceeds of the remarketing of Notes held separately from Income PACS in excess of the remarketing fee attributable to such Notes will be paid to the holders of such remarketed Notes. Williams will not d irectly receive any proceeds from the remarketing of the Notes.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

a) None
b) None
c) Exhibits

Exhibit 99.1 Supplemental Remarketing Agreement dated as of November 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

November 9, 2004	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Supplemental Remarketing Agreement